SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

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July 27, 2017

Dear Valued Shareholder,

As a follow up to our discussion, please find additional information on the shareholder proxy currently underway for the JOHCM Funds. The shareholder proxy voting is scheduled to run through the end of August and will, hopefully, conclude with a special meeting of JOHCM Funds shareholders on August 31, 2017. Your vote is appreciated. The details of the special meeting are described in the proxy statement that has been sent to all shareholders (a copy is attached). The document can also be accessed at:

www.proxyonline.com/docs/johcm2017.pdf

If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-888-414-5566 for assistance. Representatives are available between the hours of 9 a.m. and 10 p.m. Eastern Time. You can also cast your vote through a special website that has been established for the proxy vote. The website link is: www.proxyonline.com

In order to complete the vote you must input the unique control # that was included with the original proxy notification. If you do not have the control # you can obtain it by calling the toll free # above.

Thank you for your consideration of this important matter as well as your support of the JOHCM Funds. Please let us know if additional questions arise.

Sincerely,